                      AMENDMENT NO. 2 TO CREDIT AGREEMENT


         THIS AMENDMENT NO. 2 TO CREDIT AGREEMENT (this "Amendment") is made and entered into effective as of December 31, 1999, among INDUSTRIAL DISTRIBUTION GROUP, INC., a Delaware corporation (the "Borrower"), the lending institutions listed on the signature pages of this Amendment (collectively, the "Lenders"), BANK ONE, NA (formerly The First National Bank of Chicago), in its capacities as agent for the Lenders (in such capacity, the "Agent") and as issuing bank for the "Facility LCs" as provided in the Credit Agreement referred to below (in such capacity, the "LC Issuer"), BANK OF AMERICA, N.A. (formerly Bank of America National Trust and Savings Association), in its capacity as Co-Agent for the Lenders, and FIRST UNION NATIONAL BANK, in its capacity as Co-Agent for the Lenders.


                              W I T N E S S E T H:


         WHEREAS, the Borrower, the Lenders, and the Agent and LC Issuer are parties to a certain Credit Agreement dated as of December 11, 1997, as amended and restated by a certain First Amendment and Restatement of Credit Agreement dated as of December 11, 1998, as amended by Amendment No. 1 to Credit Agreement dated as of November 1, 1999 (as so amended and restated, the "Credit Agreement");

         WHEREAS, the Borrower has requested that the Lenders amend the Credit Agreement so as to revise certain of the financial covenants set forth therein and in certain other respects;

         WHEREAS, the Lenders have agreed to make such amendments, subject to the terms, conditions and requirements set forth in this Amendment;

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:


1. DEFINED TERMS. Except as otherwise expressly defined herein, capitalized terms used in this Amendment that are defined in the Credit Agreement are used in this Amendment with the respective meanings assigned to such capitalized terms in the Credit Agreement.

2. AMENDMENTS TO ARTICLE I ("DEFINITIONS").

         (a) Article I of the Credit Agreement is hereby amended by deleting the defined terms "Aggregate Revolving Commitment", "Borrower Credit Documents", "Collateral Documents", "Consolidated EBITDA", "Permitted Acquisition", and "Subsidiary Credit Documents" and the
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accompanying definitions for such defined terms in their entirety, and substituting in lieu thereof the following defined terms and accompanying definitions in appropriate alphabetical order:

                  "AGGREGATE REVOLVING COMMITMENT" means the aggregate of the Revolving Commitments of all the Lenders, which amount shall be, on and after the Amendment No. 2 Effective Date, $100,000,000, as such amount may be reduced from time to time pursuant to the terms hereof.

                  "BORROWER CREDIT DOCUMENTS" means this Agreement, any and all Notes, any and all Facility LC Application Agreements, the Borrower Pledge Agreement, and the Borrower Security Agreement.

                  "COLLATERAL DOCUMENTS" means, collectively, the Borrower Pledge Agreement, the Borrower Security Agreement, the Subsidiary Guaranty, the Contribution Agreement, the Subsidiary Pledge Agreement, and the Subsidiary Security Agreement.

                  "CONSOLIDATED EBITDA" means Consolidated Net Income plus, to the extent deducted from revenues in determining Consolidated Net Income, (i) Consolidated Interest Expense, (ii) expense for current federal, state and local income taxes paid or accrued, (iii) depreciation, amortization and all other non-cash charges, and (iv) the 1999 Specified Cash Charges, minus, to the extent added in determining Consolidated Net Income, (A) non-recurring items such as gains on sale of assets or extraordinary items, which items constitute positive net income, (B) earnings from discontinued businesses, (C) any non-cash gains, and (D) the positive income of any Affiliate or other Person (other than a Subsidiary of the Borrower) in which any Person (other than the Borrower or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of its Subsidiaries by such Affiliate or other Person during such period.

                  "PERMITTED ACQUISITION" means an Acquisition (i) that was not preceded by an unsolicited public tender offer for Capital Stock of the Person being acquired (the "Acquired Entity"), (ii) where the Acquired Entity is in the same or similar line of business as the Borrower and its Subsidiaries, (iii) in the case of an Acquisition of an Acquired Entity organized in the United States of America whose principal business is conducted in the United States of America, if the cash consideration to be paid in the Acquisition exceed $5,000,000, where the Borrower has submitted to the Agent and the Lenders evidence satisfactory to them that, after giving pro forma effect to the Acquisition, the Borrower will be in compliance with all financial and other covenants set forth in this Agreement and the Required Lenders have given their prior written approval of such Acquisition, (iv) in the case of an Acquisition of an Acquired Entity organized outside the United States of America or whose principal business is conducted outside the United States of America, where the Required Lenders have given their prior written approval of such Acquisition, (v) where immediately prior to and after giving effect to such Acquisition, no Default or Unmatured Default then exists or would occur as a result thereof, and (vi) where the cash consideration to be paid in such Acquisition, plus all cash


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         consideration paid in respect of all other Acquisitions on and after the Amendment No. 2 Effective Date, does not exceed $15,000,000 in the aggregate.

                  "SUBSIDIARY CREDIT DOCUMENTS" means, collectively, the Subsidiary Guaranty, the Subsidiary Pledge Agreement, and the Subsidiary Security Agreement.

         (b) Article I of the Credit Agreement is hereby amended by adding the following new defined terms and accompanying definitions in appropriate alphabetical order:

                  "ACCOUNT DEBTOR" shall mean any Person who is or who may become obligated to the Borrower or any Subsidiary under or on account of a Receivable.

                  "AMENDMENT NO. 2" means Amendment No. 2 to Credit Agreement dated as of December 31, 1999, among the Borrower, the Lenders, and the Agent and LC Issuer.

                  "AMENDMENT NO. 2 CREDIT DOCUMENTS" means, collectively, Amendment No. 2 and the Notes, the Borrower Security Agreement, and Subsidiary Security Agreement required to be executed and delivered to the Agent pursuant to Section 4.4.

                  "AMENDMENT NO. 2 EFFECTIVE DATE" means the date on which all conditions and requirements set forth in Section 4.4 have been satisfied or waived in writing by the Required Lenders.

                  "AMENDMENT NO. 2 FEES" means, collectively, the fee payable to each Lender on the amount of such Lender's Revolving Commitment as in effect immediately after giving effect to Amendment No. 2, in an amount equal to 0.20% of such Revolving Commitment.

                  "BORROWER SECURITY AGREEMENT" means the Borrower Security Agreement executed by the Borrower in favor of the Agent for the ratable benefit of the Lenders, substantially in the form of Exhibit L, as the same may be amended, supplemented, and restated from time to time.

                  "BORROWING BASE" shall mean, at any date of determination,
         (a) the sum of the following amounts as of such date: (i) 85% percent of the net dollar value of the Eligible Receivables of the Borrower and those Subsidiaries that are parties to the Subsidiary Security Agreement, and (ii) 50% of the net dollar value (based on the lower of market value and actual cost, with cost being determined on a first-in, first-out basis) of the Eligible Inventory of the Borrower and those Subsidiaries that are parties to the Subsidiary Security Agreement, less all amounts owing to any other Persons secured by Liens granted to such Persons in any such Inventory.

                  "BORROWING BASE CERTIFICATE" shall mean a certificate of an authorized officer of the Borrower substantially in the form of Exhibit N attached hereto.


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                  "COLLATERAL" means, collectively, the "Collateral" as defined in the Borrower Pledge Agreement, the Borrower Security Agreement, the Subsidiary Pledge Agreement, and the Subsidiary Security Agreement.

                  "COLLATERAL LOCATIONS" shall mean all locations of Inventory as described in the Perfection Certificates, as supplemented from time to time pursuant to written notice provided to the Agent pursuant to the Borrower Security Agreement or Subsidiary Security Agreement, as the case may be.

                  "ELIGIBLE INVENTORY" shall mean and include only such Inventory of the Borrower and those Subsidiaries that are parties to the Subsidiary Security Agreement that has been listed on a schedule delivered to the Agent and the Lenders in accordance with Section 6.1(xi), (a) that consists solely of Inventory not deemed to be a non-stock item or out of condition, stale, obsolete, slow moving (as reflected by reserves therefor established by the Borrower or such Subsidiary in accordance with GAAP), damaged, or otherwise unmerchantable by the Agent (as determined in its reasonable judgment) or any governmental agency or any department or division thereof having regulatory authority over the Borrower or any Subsidiary or any of their respective agents or activities, (b) located at one or more of the Collateral Locations within the United States or its territories and is not in-transit from the vendor or supplier thereof (except where title to such Inventory is held by the Borrower or such Subsidiary and such Inventory is being transported by Borrower or such Subsidiary), (c) that is subject to internal control and management procedures conducted by the Borrower and its Subsidiaries that are reasonably satisfactory to the Agent, (d) that is subject to a first priority (other than tax liens permitted by Section 6.14 and landlord's, warehousemen's, and similar liens in respect of Inventory at Collateral Locations where the obligations of the Borrower or any Subsidiary to pay rent or other storage charges are not more than ten
         (10) days past due) perfected security interest in favor of the Agent,
         (e) that is not consigned or demonstration Inventory, (f) that is not work in process or packaging supplies, and (g) that the Agent otherwise determines in good faith to be Eligible Inventory, based on such reasonable and customary credit and collateral considerations as the Agent takes into account generally to determine collateral eligibility of inventory of such type, condition, and location.

                  "ELIGIBLE RECEIVABLES" shall mean and include only such Receivables (i) consisting of accounts receivable arising from bona fide transactions (excluding sales for cash or paid by credit cards) in the ordinary course of the business of the Borrower and those Subsidiaries that are parties to the Subsidiary Security Agreement,
         (ii) that are described on a schedule delivered to the Agent and the Lenders in accordance with Section 6.1(xi) hereof, (iii) that are adjusted to deduct appropriate amounts for rebates due to Account Debtors, credit balances in favor of Account Debtors, and unreconciled differences in the Accounts, and (iv) that the Agent otherwise determines in good faith to be Eligible Receivables based on such reasonable and customary credit and collateral considerations as the Agent takes into account generally to determine the collateral eligibility of accounts receivables of such type and creditworthiness. In any event,


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         however, unless the Agent specifically consents otherwise in writing, no Receivable shall be considered to be an Eligible Receivable if (a) it arises out of a sale made by the Borrower or any Subsidiary to an Affiliate of the Borrower or such Subsidiary or to a Person controlled by an Affiliate of the Borrower or such Subsidiary, (b) it is due more than 90 days after the original invoice date, (c) unpaid more than 60 days after the due date, (d) 25% or more of the Receivables from the Account Debtor are unpaid for more than 90 days after the original invoice date or for more than 60 days after the due date (other than in circumstances where clause (g) is applicable), (e) any covenant, representation or warranty contained in this Agreement, the Borrower Security Agreement, or the Subsidiary Security Agreement with respect to such Receivable has been breached, (f) the Account Debtor is also the Borrower's or such Subsidiary's creditor or supplier, or the Account Debtor has disputed liability, or the Account Debtor has made any claim with respect to any other Receivable due from such Account Debtor to the Borrower or such Subsidiary, or the Receivable otherwise is or may become subject to any right of setoff (actual or potential) by the Account Debtor, whether by virtue of the terms of the contract between the Borrower or such Subsidiary and the Account Debtor, or by virtue of any other defense or claim of the Account Debtor against the Borrower or such Subsidiary; provided, however, that the Receivables of such Account Debtor shall only be ineligible to the extent of such offset or potential offset, (g) the Account Debtor has commenced a voluntary case under the federal Bankruptcy Code, or made an assignment for the benefit of creditors, or if a decree or order for relief has been entered by a court having jurisdiction in the premises in respect of the Account Debtor in an involuntary case under the federal Bankruptcy Code, or if any other petition or other application for relief under the Bankruptcy Code has been filed against the Account Debtor, or if the Account Debtor has failed, suspended business, ceased to be solvent, or consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets or affairs, (h) the sale is to an Account Debtor outside the United States unless the sale is on letter of credit, guaranty or acceptance terms, in each case acceptable to the Agent, (i) the sale to the Account Debtor is on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment or any other repurchase or return basis, (j) the Agent believes that collection of such Receivable is insecure or that such Receivable may not be paid by reason of the Account Debtor's financial inability to pay, (k) the Account Debtor is the United States of America or any department, agency or instrumentality thereof, unless the Borrower or such Subsidiary, as the case may be, assigns its right to payment of such Receivable to the Agent pursuant to the Assignment of Claims Act of 1940, as amended, (l) the goods giving rise to such Receivable have not been shipped and delivered to the Account Debtor (or, if shipped and delivered, the Borrower or any such Subsidiary has received knowledge or notice of their loss in transit, mis-delivery or their non-acceptance by the Account Debtor) or the services giving rise to such Receivable have not been performed by the Borrower or such Subsidiary with respect thereto (or, if performed, the Borrower or such Subsidiary has received knowledge or notice of their non-acceptance by the Account Debtor), or the Receivable otherwise does not represent a final bona fide sale, (m) the Receivables of any Account Debtor, together with the Receivables of any Affiliates of such Account Debtor, exceed at any time 15% of the aggregate amount of


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         Eligible Receivables of all Account Debtors, to the extent such
         Receivables of such Account Debtor and its Affiliates exceed such amount, (n) the Agent does not hold a first priority, perfected security interest in such Receivables, or (o) the Agent otherwise in good faith determines such Receivables to be ineligible for borrowing purposes hereunder, based on such reasonable and customary credit and collateral considerations as the Agent takes into account generally to determine collateral eligibility of accounts receivables of such type and creditworthiness.

                  "ERP SALE-LEASEBACK" means the Sale and Leaseback of the Borrower's enterprise resource planning system.

                  "INVENTORY" shall mean and include all of the Borrower's and each Subsidiary's inventory, wherever located and whether now existing or hereafter acquired or arising or in which the Borrower or any Subsidiary now has or hereafter acquires any rights, including without limitation, all cutting tools, hand and power tools, abrasives, lubricants, adhesives, electrical products, pipes, valves and fittings, power transmission equipment, and other maintenance, repair, operating and production products, and all other inventory, merchandise, goods and other personal property held by or on behalf of the Borrower or any Subsidiary for sale or lease or to be furnished under a contract of service, or that constitute raw materials, work in process or materials used or consumed or to be used or consumed in the business of the Borrower or any Subsidiary, or in the processing, production, packaging, promotion, delivery or shipping of the same, including other supplies, all returned or repossessed goods now or at any time hereafter in the possession or under the control of the Borrower or any Subsidiary or the Agent, and all documents of title or documents representing the same.

                  "MANDATORY PREPAYMENT EVENT" shall mean a sale (including any transaction that has the economic effect of a sale), transfer or other disposition (by way of merger or otherwise, including sales in connection with a Sale and Leaseback Transaction, or as a result of a casualty or condemnation of any property) by the Borrower or any Subsidiary to any Person (other than to the Borrower or another Subsidiary) of any real property (including any improvements, fixtures, and personal property located on or used in connection with such real property and improvements that are included in such sale, transfer or other disposition) from and after January 1, 2000, where
         (i) the Borrower and its Subsidiaries have failed to use the Net Sale Proceeds of such sale, transfer, or other disposition to purchase or otherwise invest in properties and assets used in the business of the Borrower and its Subsidiaries within 90 days after the date of such sale, transfer, or other disposition, and (ii) the total aggregate amount of Net Sale Proceeds received from and after January 1, 2000, in respect of such sales, transfers, and other dispositions that are not invested as described in the preceding clause (i) exceed $500,000; provided, however, that neither the UTF Sale-Leaseback nor the ERP Sale-Leaseback shall constitute a Mandatory Prepayment Event for purposes of this Agreement.

                  "NET SALE PROCEEDS" shall mean, with respect to any transaction giving rise to a Mandatory Prepayment Event, the proceeds of such transaction to the Borrower and/or its


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         Subsidiaries, including payments in the form of cash or cash equivalents, deferred payment obligations, casualty loss insurance proceeds, condemnation awards, and proceeds from the conversion of other property received, net of (i) brokerage commissions and other reasonable and customary fees and expenses of such transaction, (ii) provision of all taxes imposed on such transaction, and (iii) payments made to repay Indebtedness secured by the assets subject to such transaction.

                  "1999 SPECIFIED CASH CHARGES" shall mean, collectively, the one-time cash charges being taken and reflected on the consolidated financial statements of the Borrower and its Subsidiaries for the period ending December 31, 1999, for (i) settlement of pending litigation with a dissenting shareholder, such charge to be in an amount not to exceed $4,500,000, (ii) discontinued operations at the MACS Tucson location, such charge to be in an amount not to exceed $300,000, (iii) executive severance payments, such charge to be in an amount not to exceed $450,000, and (iv) costs incurred related to the abandonment of Project Phoenix, such charge to be in an amount not to exceed $50,000.

                  "PERFECTION CERTIFICATES" shall mean the Perfection Certificates in the form of Exhibit O attached hereto delivered by the Borrower and the Subsidiaries to the Agent and the Lenders.

                  "RECEIVABLES" shall mean and include all of the Borrower's and each Subsidiary's accounts, contract rights, chattel paper and instruments, whether now existing or hereafter acquired or arising or in which the Borrower or any Subsidiary now has or hereafter acquires any rights, including without limitation, all present and future rights to payments for goods, merchandise or Inventory sold or leased or for services rendered, whether or not represented by instruments or chattel paper, and whether or not earned by performance; proceeds of any letter of credit on which the Borrower or any Subsidiary is a beneficiary; and all forms of obligations whatsoever owing to the Borrower or any Subsidiary, together with all instruments and documents of title representing any of the foregoing, all rights in any goods, merchandise or Inventory which any of the foregoing may represent, all rights in any returned or repossessed goods, merchandise or Inventory, and all rights, security and guaranties with respect to each of the foregoing, including without limitation, any rights of stoppage in transit and reclamation.

                  "REVOLVING COMMITMENT" means for each Lender, the obligation of such Lender to make Loans (other than Swing Line Loans) not exceeding its Percentage of the Aggregate Revolving Commitment (with the maximum amount of each Lender's Revolving Commitment in effect on and after the Amendment No. 2 Effective Date being set forth on the signature page for such Lender to Amendment No. 2).

                  "SUBSIDIARY SECURITY AGREEMENT" means the Subsidiary Security Agreement executed by the Subsidiaries of the Borrower in favor of the Agent for the ratable benefit


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         of the Lenders, substantially in the form of Exhibit M, as the same may be amended, supplemented, and restated from time to time.

                  "UTF SALE-LEASEBACK" means the Sale and Leaseback Transactions between the Borrower and/or certain of its Subsidiaries and United Trust Fund Limited Partnership, substantially in accordance with the terms of the letter agreement dated November 23, 1999, between the Borrower and United Trust Fund.

3.       AMENDMENTS TO ARTICLE II ("THE CREDITS").

         (a) Section 2.1 ("Revolving Commitment") of the Credit Agreement is hereby amended by deleting said Section 2.1 in its entirety and substituting in lieu thereof the following Section 2.1:

                  2.1. REVOLVING COMMITMENT. From and including the Closing Date and prior to the Facility Termination Date, each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make Loans to the Borrower from time to time; provided, however, that upon giving effect to each such Loan, such Lender's Outstanding Credit Exposure shall not exceed such Lender's Revolving Commitment; and provided further, that upon giving effect to each Loan, the Aggregate Outstanding Credit Exposure shall not exceed the lesser of (i) the Aggregate Revolving Commitment, (ii) the Borrowing Base as calculated pursuant to the most recent Borrowing Base Certificate delivered by the Borrower hereunder, and (iii) during the period from the Amendment No. 2 Effective Date through the date of delivery of the first Borrowing Base Certificate pursuant to Section 6.1(xi), $70,000,000. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow at any time prior to the Facility Termination Date. The Revolving Commitments to lend hereunder shall expire on the Facility Termination Date.

         (b) Section 2.2 ("Required Payments; Termination") of the Credit Agreement is hereby amended by deleting said Section 2.2 in its entirety and substituting in lieu thereof the following Section 2.2:

                  2.2. REQUIRED PAYMENTS; TERMINATION. Any outstanding Advances and Swing Line Loans and all other unpaid Obligations shall be paid in full by the Borrower on the Facility Termination Date. If at any time prior to the Facility Termination Date the aggregate principal amount of the outstanding Advances and Swing Line Loans plus the Aggregate Outstanding LC Exposure exceeds the lesser of (i) the Aggregate Revolving Commitment, and (ii) the Borrowing Base as calculated pursuant to the most recent Borrowing Base Certificate delivered by the Borrower hereunder, the Borrower agrees to pay at such time a principal amount of such outstanding Advances and/or Swing Line Loans (together with interest thereon and any applicable funding indemnification amounts required by Section 3.4) not less than such excess amount. In addition, not later than the third Business Day following the occurrence, consummation or completion of each Mandatory Prepayment Event, the Borrower shall pay to the Lenders an amount


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equal to the Net Sale Proceeds received in respect of such Mandatory Prepayment
Event in excess of the $500,000 amount described in clause (ii) of the definition of "Mandatory Prepayment Event" as set forth herein, other than any portion of such Net Sale Proceeds not to exceed ten percent (10%) thereof that is received in a form other than cash or cash equivalents, which amount shall be used to prepay principal amounts outstanding under the Loans. If any portion of such Net Sale Proceeds is received in a form other than cash or cash equivalents, then the Borrower shall promptly pay to the Lenders all cash and cash equivalents subsequently received as payment or satisfaction in respect of such portion of such Net Sale Proceeds.

         (c) Section 2.19 ("Facility LCs") of the Credit Agreement is hereby amended by deleting clause (ii) contained in the first sentence of paragraph (a) of Section 2.19 and substituting in lieu thereof the following clause (ii):

                  (ii) the Aggregate Outstanding Credit Exposure shall not exceed the lesser of (x) the Aggregate Revolving Commitment, and (y) the Borrowing Base as calculated pursuant to the most recent Borrowing Base Certificate delivered by the Borrower hereunder;

         (d) Section 2.21 ("Increase in Commitments") of the Credit Agreement is hereby amended by deleting said Section 2.21 in its entirety and substituting in lieu thereof the following Section 2.21:

                  2.21.  DECREASES IN COMMITMENTS.

                  (a) On the Amendment No. 2 Effective Date, the Aggregate Revolving Commitment shall be decreased from $125,000,000 to $100,000,000. After giving effect to the foregoing, the Revolving Commitments and the Percentages of the Lenders shall be as set forth on the signature pages for such Lenders attached to Amendment No. 2.

                  (b) If the Borrower has been required to make a prepayment to the Lenders in connection with any Mandatory Prepayment Event as provided in the last sentence of Section 2.2 hereof, the Aggregate Revolving Commitment as in effect immediately prior to such Mandatory Prepayment Event shall be automatically and permanently decreased by an amount equal to the principal amount required to be paid by the Borrower pursuant to Section 2.2.

                  (c) In the event the Borrower and its Subsidiaries consummate a securitization or secured financing facility for accounts receivable, as approved by all of the Lenders pursuant to the terms hereof, on the date of consummation of such securitization or secured financing facility the Aggregate Revolving Commitment shall be automatically and permanently decreased by an amount equal to the maximum aggregate principal amount that may initially be paid or loaned to the Borrower and its Subsidiaries under such securitization or secured financing facility for all such accounts receivable and recovered from all such accounts receivable, and on the date of any subsequent increase


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         in the maximum principal amount of accounts receivable that may be so purchased or pledged as collateral pursuant to such securitization or secured financing facility, the Aggregate Revolving Commitment shall be automatically and permanently decreased by the net increase in such aggregate principal amount that may be paid or loaned against such accounts receivable at any time outstanding.

                  (d) The Borrower's obligations to pay the principal of, and interest on, all Loans shall be evidenced by the records of the Agent and each Lender and, if such Lender has received a Note executed by the Borrower pursuant to Section 2.13, 4.1, 4.3, or 4.4, by such Note payable to such Lender completed in conformity with this Agreement.

                  (e) From and after the Amendment No. 2 Effective Date, all references in this Agreement to the Revolving Commitments shall be deemed to mean the Revolving Commitments as decreased by this Section
         2.21 (subject, however, to subsequent decreases from time to time as a result of any other reductions thereof pursuant to the provisions of this Agreement).

4. AMENDMENT TO ARTICLE IV "CONDITIONS PRECEDENT"). Article IV of the Credit Agreement is hereby amended by adding a new Section 4.4 thereto as follows:

                  4.4. EFFECTIVENESS OF AMENDMENT NO. 2. Amendment No. 2 shall not become effective until all of the following conditions and requirements have been satisfied and performed:

                  (a) The Borrower shall have furnished to the Agent the following, all in form and substance satisfactory to the Agent and the Lenders, with sufficient copies for the Lenders:

                        (i) Copies of the articles or certificate of incorporation, certificate of limited partnership, articles of organization, or similar organizational documents of each Loan Party, together with all amendments thereto, and a certificate of good standing, each certified by the appropriate governmental officer in its jurisdiction of organization for such Loan Party.

                        (ii)    Copies, certified by its Secretary or
                                Assistant Secretary or similar representative, of each Loan Party's by-laws, partnership agreement, operating or management agreement, or similar organizational documents, and resolutions of its board of directors, managers, or similar officials, authorizing the execution of Amendment No. 2 Credit Documents to which each such Loan Party is a party.

                        (iii) An incumbency certificate, executed by the Secretary or Assistant Secretary or similar representative of each Loan Party, which shall identify by name and title and bear the signatures of the authorized officers and any other representative of such Loan Party authorized to sign the Amendment No. 2 Credit Documents to which such Loan Party is a party, upon which certificate the Agent and the Lenders shall be entitled to rely until informed of any change in writing by such Loan Party.

                        (iv) A certificate, signed by the Chief Financial Officer of the Borrower, stating that on the Amendment No. 2 Effective Date (A) no Default or Unmatured Default has occurred and is continuing, (B) the representations and warranties set forth in Amendment No. 2 and the other Amendment No. 2 Credit Documents are true and correct in all material respects, and (C) all conditions and requirements set forth in this Section 4.4 have been satisfied and performed or waived in writing by the Required Lenders.

                        (v) A written opinion of counsel for the Loan Parties, addressed to the Lenders in substantially the form of Exhibit P attached to Amendment No. 2.

                        (vi)    Any Notes requested by Lenders pursuant to
                                Section 2.13 payable to the order of such requesting Lenders.

                        (vii) The Borrower Security Agreement duly executed by an Authorized Officer of the Borrower, Uniform Commercial Code financing statements naming the Borrower as "debtor" and the Agent, for the ratable benefit of the Lenders, as the "secured party" and covering the "Collateral" (as defined in the Borrower Security Agreement), evidencing a first priority pledge of and security interest in such "Collateral."

                        (viii) The Subsidiary Security Agreement, duly executed by an authorized officer or other representative of each Subsidiary, together with Uniform Commercial Code financing statements naming each Subsidiary as "debtor" and the Agent, for the ratable benefit of the Lenders, as the "secured party" and covering the "Collateral" (as defined in the Subsidiary Security Agreement), evidencing a first priority pledge of and security interest in such "Collateral", other than any such financing statements that the Borrower and the Agent have agreed in writing may be delivered after the Amendment No. 2 Effective Date pursuant to Section 6.25.

                        (ix) The Perfection Certificates duly executed by the authorized officers or other representatives of the Borrower and the Subsidiaries.

                        (x)     Examination reports from the Uniform
                                Commercial Code, federal tax lien, and judgment lien records of each of the jurisdictions indicated on the Perfection Certificate, in each case showing no outstanding liens or security interests granted by any Loan Party, other than (1) Liens permitted by Section 6.14, and (2) Liens in favor of the Agent.

                        (xi) Landlord and customer lien waivers with respect to any Inventory of the Borrower or any Subsidiary in the possession or control of a Person other than the Borrower or such Subsidiary, and any other documentation requested by the Agent in order to assure the perfection of a first priority lien in the Collateral described in the Borrower Security Agreement and Subsidiary Security Agreement in favor of the Agent for the ratable benefit of the Lenders, other than any such lien waivers or other documentation that the Borrower and the Agent have agreed in writing may be delivered subsequent to the Amendment No. 2 Effective Date pursuant to Section 6.25.

                        (xii) Copies of all documents and instruments, including all consents, authorizations and filings, required or advisable by any material contractual obligation of any Loan Party in connection with the execution, delivery, performance, validity or enforceability of the Amendment No. 2 Credit Documents, and such consents, authorizations, and filings shall be full force and effect.

                        (xiii) Such other documents, opinions, certificates and agreements as the Agent may reasonably request.

                  (b) The Borrower shall have paid to the Agent for the benefit of the respective Lenders the full amount of the Amendment No. 2 Fees.

                  (c) Amendment No. 2 shall have been executed and delivered by the Borrower, the Required Lenders, the Agent and LC Issuer, and the Acknowledgment and Agreement of Guarantors attached to Amendment No. 2 shall have been executed and delivered by all Domestic Active Subsidiaries.

                  (d) Since September 30, 1999, there shall have been no change in the business, Property, prospects, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

5.       AMENDMENTS TO ARTICLE VI ("COVENANTS").

         (a) Section 6.1 ("Financial Reporting") of the Credit Agreement is hereby amended by adding new clauses (xi) and (xii) to the end of said Section
6.1 as follows:

                (xi) Within 30 days after the end of each fiscal month, the Borrower shall deliver to the Agent and to each Lender, commencing January 30, 2000, a Borrowing Base Certificate as of the end of such fiscal month, specifically setting forth on the schedules attached thereto (1) the amount of Inventory owned by the Borrower and the Subsidiaries that are parties to the Subsidiary Security Agreement, (2) the amount of Eligible Inventory and the Eligible Receivables of the Borrower and such Subsidiaries as of the end of such fiscal month, and (3) the amount, by Collateral Location, of any rent or other payments for storage of Inventory that are past due by more than ten (10) days.

                (xii) Within 20 days after request of the Agent or any Lender (which request, in the absence of an Unmatured Default or Default, shall not be made more than four (4) times in any one fiscal year), the Borrower shall deliver to the Agent and to any Lender requesting the same, in form acceptable to the Agent, a detailed aged trial balance of all Receivables existing as of the day of the preceding fiscal month, specifying the names, addresses, face value, dates of invoices and due dates for each Account Debtor obligated on a Receivable so listed and all other information necessary to calculate Eligible Receivables as of such last day of the preceding fiscal month and, upon the Agent's request therefor, copies of proof of delivery and the original copy of all documents, including without limitation, repayment histories and present status reports relating to the Receivables so scheduled and such other matters and information relating to the status of the then existing Receivables as the Agent shall reasonably request.

         (b) Section 6.8 ("Maintenance of Properties") of the Credit Agreement is hereby amended by deleting said Section 6.8 in its entirety and substituting in lieu thereof the following Section 6.8:

                  6.8. MAINTENANCE OF PROPERTIES; PAYMENT OF RENTS AND STORAGE COSTS. The Borrower will, and will cause each Subsidiary to (i) do all things necessary to maintain, preserve, protect and keep its Property in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times, and (ii) promptly pay when due all rents and other amounts due for storage of Inventory at all

         Collateral Locations and any other locations not owned by the Borrower or any Subsidiary where any of the Inventory may be stored or maintained.

         (c) Section 6.9 ("Inspection") of the Credit Agreement is hereby amended by deleting said Section 6.9 in its entirety and substituting in lieu thereof the following Section 6.9:

                  6.9. INSPECTION. The Borrower will, and will cause each Subsidiary to, permit the Agent and the Lenders, by their respective representatives and agents, to conduct field audits and surveys of any and all Collateral, wherever located, to inspect any and all other Property of the Borrower and each Subsidiary, to inspect, examine, and make copies of the books and financial records of the Borrower and each Subsidiary, and to discuss the affairs, finances and accounts of the Borrower and each Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Agent or any Lender may designate. The Borrower shall pay for each field audit of Collateral performed by the Agent pursuant to this Section 6.9 at the Agent's customary audit fees and expenses; provided, however, that the Borrower shall not be obligated to pay for more than three (3) such audits in any one fiscal year so long as no Default exists.

         (d) Section 6.10 ("Indebtedness") of the Credit Agreement is hereby amended by deleting clauses (ii), (iii) and (v) thereof in their entirety, and substituting in lieu thereof the following clauses (ii), (iii) and (v) respectively:

                  (ii) Indebtedness existing on the Amendment No. 2 Effective Date and described in Schedule 6.10.

                  (iii) Indebtedness arising or deemed to arise in respect of a securitization or secured financing facility for accounts receivable of the Borrower and its Subsidiaries, provided that such facility is approved by all of the Lenders.

                  . . . .

                  (v) Indebtedness not described in clause (ii) above (A) incurred or assumed for the purpose of financing or refinancing all or any part of the cost of acquiring or constructing any specific fixed asset, or (B) owing by any Subsidiary at the time such Subsidiary is acquired by the Borrower or merged into or consolidated with the Borrower or another Subsidiary, so long as such Indebtedness was not incurred in contemplation of such acquisition, merger or consolidation; provided that the sum of all Indebtedness described in this clause (v), together with all Indebtedness secured by Liens permitted pursuant to Section 6.14(vii) and the amount of the transactions permitted pursuant to Section 6.17(C) (but without duplication of such amounts), does not exceed an amount equal to $10,000,000.

         (e) Section 6.12 ("Sale of Assets") of the Credit Agreement is hereby amended by deleting clause (iv) thereof in its entirety and substituting in lieu thereof the following clause (iv):

                  (iv) The UTF Sales-Leaseback and other sales, leases and other dispositions of its Property that, together with all other Property of the Borrower and its Subsidiaries previously leased, sold or disposed of (other than as provided in clauses (i) through (iii) above) as permitted by this Section, (x) during any 12-month period ending on or before December 31, 1999, do not constitute a Substantial Portion of the Property of the Borrower and its Subsidiaries, or (y) at any time after December 31, 1999, do not have an aggregate book value in excess of $5,000,000 (excluding the Property sold in the UTF Sale-Leaseback and the ERP Sale-Leaseback).

         (f) Section 6.14 ("Liens") of the Credit Agreement is hereby amended by deleting clauses (v) and (vii) in their entirety and substituting in lieu thereof the following clauses (v) and (vii) as follows:

                  (v) Liens existing on the Amendment No. 2 Effective Date and described in Schedule 6.14.

                  . . . .

                  (vii) Any Lien not described in clause (v) above and existing on any specific fixed asset (A) of any Person at the time such Person becomes a Subsidiary of the Borrower and not created in contemplation of such event, (B) securing Indebtedness incurred or assumed for the purpose of financing or refinancing all or any part of the cost of acquiring or constructing such asset, where such acquisition is not in connection with the purchase of all or substantially all of the assets of a Person, (C) of any Person existing at the time such Person is merged or consolidated with or into the Borrower or any of its Subsidiaries and not created in contemplation of such event, and (D) prior to the acquisition of such asset by the Borrower or any of its Subsidiaries and not created in contemplation of such acquisition; provided that the Indebtedness secured by all such Liens described in this clause (vii), (x) is otherwise permitted by Section 6.10, and (y) when taken together with all Indebtedness described in Section 6.10(v) and the amount of the transactions permitted pursuant to Section 6.17(C) (but without duplication of such amounts), does not exceed $10,000,000.

         (g) Section 6.17 ("SALE AND LEASEBACK TRANSACTIONS AND OTHER OFF-BALANCE SHEET LIABILITIES") of the Credit Agreement is hereby amended by deleting said Section 6.17 in its entirety and substituting in lieu thereof the following Section 6.17:

                  Section 6.17. SALE AND LEASEBACK TRANSACTIONS AND OTHER OFF-BALANCE SHEET LIABILITIES. The Borrower will not, nor will it permit any Subsidiary to, enter into or suffer to exist (i) any Sale and Leaseback Transaction, or (ii) any other transaction pursuant to which it incurs or has incurred Off-Balance Sheet Liabilities, except for (A) Rate Hedging Obligations or other interest rate or foreign currency swap contracts entered into in the ordinary course of business and not for speculative purposes, (B) the UTF Sale-Leaseback, and (C) "synthetic lease" transactions entered into by the Borrower or any of its Subsidiaries for the acquisition or construction of office, distribution or other facilities to be used by the Borrower or its Subsidiaries, provided that the aggregate value (measured at the higher of book value and fair market value at the time of such transaction as determined in good faith by the Board of Directors of the Borrower) of the assets that are the subject of such transactions described in this clause (C), taken together with the total amount of Indebtedness permitted pursuant to Section 6.10(v) and Section 6.14(vii) (but without duplication of such amounts), does not exceed $10,000,000.

         (h) Section 6.19 ("Financial Covenants") of the Credit Agreement is hereby amended by deleting subsection 6.19.1 ("Coverage Ratio") and subsection 6.19.2 ("Debt to Cash Flow Ratio") and substituting in lieu thereof the following subsection 6.19.1 and subsection 6.19.2:

                  6.19.1. COVERAGE RATIO. The Borrower will not permit the ratio, determined as of the end of each of its fiscal quarters for the then most-recently ended four fiscal quarters, of (i) Consolidated EBITDA plus Consolidated Rentals to (ii) Consolidated Interest Expense plus Consolidated Rentals, to be less than (x) 2.50 to 1,00 for any fiscal quarter of the Borrower ending on or before June 30, 1999, (y)
         2.40 to 1.00 for the fiscal quarter of the Borrower ending September 30, 1999, or (z) 1.70 to 1.00 for any subsequent fiscal quarter of the Borrower.

                  6.19.2. DEBT TO CASH FLOW RATIO. The Borrower will not permit the ratio, determined as of the end of each of its fiscal quarters, of
         (i) Consolidated Indebtedness to (ii) Adjusted Consolidated EBITDA for the then most-recently ended four fiscal quarters, to be greater than
         (A) 3.25 to 1.00 for any fiscal quarter of the Borrower ending on or before September 30, 1999, (B) 4.00 to 1.00 for the fiscal quarters of the Borrower ending December 31, 1999, March 31, 2000, and June 30, 2000, (C) 3.75 to 1.00 for the fiscal quarters of the Borrower ending September 30, 2000 and thereafter.

         (i) Article VI ("Covenants") of the Credit Agreement is hereby amended by adding a new Section 6.25 to Article VI as follows:

                  6.25. AMENDMENT NO. 2 POST-EFFECTIVE DATE REQUIREMENTS. The Borrower (i) will deliver to the Agent not later than fifteen (15) days after the Amendment No. 2 Effective Date, the Uniform Commercial Code financing statements that the Borrower and the Agent, pursuant to
         Section 4.4(a)(viii), have agreed may be delivered to the Agent subsequent to the Amendment No. 2 Effective Date, (ii) will cause to be delivered to the Agent not later than forty-five (45) days after the Amendment No. 2 Effective Date a supplemental opinion of counsel to the Borrower and the Subsidiaries as to the perfection of the security interests in that portion of the "Collateral" described in the Security Agreements that may be perfected by filing of UCC financing statements outside the State of Georgia (which opinion may be furnished on the basis of such counsel's review of statutory compilations from such other states, regardless of whether such counsel is admitted to practice law in such states), and (iii) will use its best efforts to obtain, and will deliver to the Agent not later than forty-five (45) days after the Amendment No. 2 Effective Date all such documents so obtained, the landlord and customer lien waivers and other documentation that the Borrower and the Agent, pursuant to Section 4.4(a)(xii), have agreed may be obtained by the Borrower on such a "best efforts" basis and delivered to the Agent subsequent to the Amendment No. 2 Effective Date.

6. AMENDMENTS TO ARTICLE X ("THE AGENT"). Section 10.16 ("Collateral Releases") of the Credit Agreement is hereby amended by deleting the cross-reference in Section 10.16 to "Section 8.2" and substituting in lieu thereof a cross-reference to "Section 8.3."

7.       AMENDMENTS TO SCHEDULES 5.7, 5.8, 6.10, 6.13, AND 6.14. Schedules 5.8,
6.10 and 6.14 attached to the Credit Agreement are hereby amended by deleting said Schedules in their entirety and substituting in lieu thereof Schedules 5.7, 5.8, 6.10, 6.13, and 6.14 as attached to this Amendment.

8. REPRESENTATIONS AND WARRANTIES. In order to induce the Lenders and the Agent and LC Issuer to enter into this Amendment, the Borrower represents and warrants to the Lenders and the Agent and LC Issuer as follows:

         (a) All representations and warranties set forth in the Credit Agreement, as amended by this Amendment, are true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of this Amendment, except to the extent that such representations and warranties are expressly made with respect to a specific date, in which case such representations and warranties are true and correct in all material respects as of such specific date.

         (b) No Default or Unmatured Default has occurred and is continuing on the date hereof. Since September 30, 1999, there has been no change in the business, property, prospects, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

         (c) Each of the Borrower and the other Loan Parties has the organizational power and authority to make, deliver and perform their respective obligations under this Amendment and has taken all necessary organizational action to authorize the execution, delivery and performance of this Amendment. No consent or authorization of, or filing with, any Person (including, without limitation, any governmental authority), is required in connection with the execution, delivery or performance by the Borrower or any such other Loan Party, or the validity or enforceability against the Borrower or any such other Loan Party, of this Amendment, other than such consents, authorizations or filings which have been made or obtained.

         (d) This Amendment has been duly executed and delivered by the Borrower and the other Loan Parties, as applicable, and this Amendment constitutes the legal, valid and binding obligation of the Borrower and such other Loan Parties, respectively, enforceable against the Borrower and such other Loan Parties in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity. The execution, delivery and performance by the Borrower and such other Loan Parties of this Amendment will not violate any applicable legal requirements or cause a breach or default under any of their respective contractual obligations.

         (e) The Borrower acknowledges and agrees that there are no defenses, claims, counterclaims, or rights of setoff in its favor against any Lender or the Agent or LC Issuer with regard to any of the obligations and liabilities of the Borrower or any of its Subsidiaries under the terms of the Credit Agreement, the other Credit Documents, or this Amendment.

9. REFERENCES TO AGREEMENT. On and after the Amendment No. 2 Effective Date, each and every reference in the Credit Documents to the Credit Agreement shall be deemed to refer to and mean the Credit Agreement as amended by this Amendment. The parties further confirm and agree that (i) except as expressly amended herein, the Credit Agreement remains in full force and effect in accordance with its terms, and (ii) except as expressly amended or supplemented by this Amendment, all other Credit Documents remain in full force and effect in accordance with their respective terms.

10. COSTS, EXPENSES AND TAXES. The Borrower agrees to pay on demand all reasonable costs and expenses of the Agent in connection with the preparation, execution and delivery of this Amendment and the other Amendment No. 2 Credit Documents, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities hereunder and thereunder. In addition, the Borrower shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Amendment and the other Amendment No. 2 Credit Documents, and agrees to save the Agent and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying such taxes.

11. GOVERNING LAW. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Georgia.

12. ENTIRE UNDERSTANDING. This Amendment sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations, commitment letters, or agreements, whether written or oral, with respect to such matters.

13. COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts and may be delivered by telecopier. Each counterpart so executed and delivered shall be deemed an original and all of which taken together shall constitute but one and the same instrument.

14. NO WAIVER. The Borrower agrees that nothing herein shall constitute a waiver by the Lenders of any Default or Unmatured Default, whether known or unknown, which may exist under the Credit Agreement.

15. AMENDMENT NO. 2 EFFECTIVE DATE. This Amendment shall become effective as of December 31, 1999 (the "Amendment No. 2 Effective Date") when this Amendment shall have been executed and delivered by the Borrower, the Required Lenders, and the Agent, and the other conditions set forth in Section 4.4 have been satisfied.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment through their authorized officers as of the date first above written.


                               INDUSTRIAL DISTRIBUTION GROUP, INC.


                               By:
                                  -----------------------------

                               Title:
                                     --------------------------

                               BANK ONE, NA
                               (Formerly The First National Bank of Chicago), Individually and as Agent



                               By:
                                  -------------------------------------
                                Title:
                                      ---------------------------------


                                REVOLVING COMMITMENT:    $24,000,000

                                PERCENTAGE:              24.00%

                                  BANK OF AMERICA, N.A.
                                  (Formerly Bank of America National Trust and
                                  Savings Association),
                                  Individually and as Co-Agent



                                  By:
                                     ------------------------------------
                                    Title:
                                     ------------------------------------



                                    REVOLVING COMMITMENT:  $19,000,000

                                    PERCENTAGE:            19.00%

                                    FIRST UNION NATIONAL BANK,
                                     Individually and as Co-Agent


                                    By:
                                       -----------------------------------
                                     Title:
                                           -------------------------------

                                      REVOLVING COMMITMENT:    $19,000,000

                                      PERCENTAGE:              19.00%

                                      FLEET NATIONAL BANK


                                      By:
                                         ---------------------------------
                                        Title:
                                              ----------------------------

                                        REVOLVING COMMITMENT: $16,000,000

                                        PERCENTAGE:           16.00%

                                        WACHOVIA BANK, N.A.


                                        By:
                                           ---------------------------------

                                          Title:
                                           ---------------------------------


                                          REVOLVING COMMITMENT: $14,000,000

                                          PERCENTAGE:           14.00%

                                  COMPASS BANK


                                           By:
                                              --------------------------------
                                            Title:
                                                  ----------------------------

                                            REVOLVING COMMITMENT: $8,000,000

                                            PERCENTAGE:           8.00%

                 ACKNOWLEDGMENT AND REAFFIRMATION OF GUARANTORS


         Each of the undersigned (i) acknowledges receipt of the foregoing Amendment No. 2 to Credit Agreement dated as of December 31, 1999 (the "Amendment"), (ii) consents to the execution and delivery of the Amendment by the parties thereto, and (iii) reaffirms all of its obligations and covenants under the Subsidiary Guaranty and Subsidiary Pledge Agreement (all as defined in the Credit Agreement and in effect as of the date hereof), and agrees that none of such obligations and covenants shall be affected by the execution and delivery of the Amendment, and that all of such obligations and covenants remain in full force and effect on and after the date hereof. This Acknowledgment and Reaffirmation may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

                           Associated Suppliers, Inc.
                           Atlantic Industrial Supply Co., Inc.
                           Austin Ford Logan, Inc.
                           B&J Industrial Supply Company
                           B&J Industrial Supply Company of Spokane
                           B&J Industrial Supply Company of Tacoma
                           Buford Bros., Inc.
                           Cardinal Machinery, Inc.
                           Cramer Industrial Supplies, Inc.
                           The Distribution Group, Inc.
                           Dynamic Tool & Abrasives, Inc.
                           E. C. Blackstone Company
                           Hawley Industrial Supplies, Inc.
                           IDG Real Properties, Inc.
                           Industrial & Tool Suppliers Limited Liability
                             Company
                           Industrial Distribution Group - California, Inc. The Innovative Distributor Group, Inc.
                           J.J. Stangel Co.
                           L.D. Supply, Inc.
                           Mel's Industrial Supplies, Inc.
                           The New England Group Industrial Distributors, Inc. Northern Tool & Supply, Inc.
                           Petry & Morrow, Inc.
                           Refco, Inc.
                           Shearer Industrial Supply Co.
                           Tri-Star Industrial Supply, Inc.
                           Turner Industries, Inc.
                           Wm. H. Taylor & Company, Inc.

                           By:
                                 ------------------------------
                                 Name:
                                 Title: